Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Pyramid Oil Company, Inc. (the “Company”) of our report dated March 29, 2013, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of the Company for the years ended December 31, 2012 and 2011.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

SingerLewak LLP

Los Angeles, California

November 1, 2013